UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 19, 2009

MICREL, INCORPORATED

(Exact name of Registrant as Specified in its Charter)

California	001-34020	94-2526744
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2180 Fortune Drive, San Jose, California, 95131

(Address of Principal Executive Offices)

(408) 944-0800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 23, 2009, the Board of Directors of Micrel, Incorporated (the “Company”) determined to extend the expiration date of the Company’s Rights Agreement, dated as of March 24, 2008 (the “Original Agreement”), originally set at March 24, 2009, to March 24, 2010. The Company has accordingly entered into a First Amendment to the Rights Agreement, dated as of March 23, 2009, between the Company and Mellon Investor Services LLC, as Rights Agent (the “Amendment” and the Original Agreement as amended by the Amendment, the “Rights Agreement”). No other substantive amendments were made. The Rights Agreement, as amended, will be submitted for ratification by the Company’s shareholders at the 2009 Annual Meeting of Shareholders.

On March 19, 2009, the Company entered into a Standstill Agreement with Obrem Capital Offshore Master, LP and Obrem Capital (QP), LP (collectively, the “Obrem Entities”), dated as of March 19, 2009 (the “ Standstill Agreement”). The Obrem Entities are a significant holder of the Company’s Common Stock.

The Standstill Agreement restricts the Obrem Entities from taking certain actions, including, without limitation, financing or participating in any proxy solicitation in connection with any matter, participating in a partnership, limited partnership, syndicate or other group or voting arrangement (with certain limited exceptions), calling a special shareholders’ meeting or introducing a shareholder proposal at a shareholders’ meeting for any purpose, conducting or participating in any type of referendum concerning the Company, its management, Board or business, acquiring beneficial ownership of any additional shares of the Company’s Common Stock (or derivative or other rights in respect of shares of Common Stock), selling or disposing of Common Stock in excess of 300,000 shares (or derivative or other rights in respect thereof) except in limited circumstances, and engaging in certain other actions. The shares of the Common Stock held by the Obrem Entities must be voted, with respect to the election or removal of directors of the Company, in favor of those nominees approved by the Board and against any other nominees and against any proposal to remove the directors of the Company.

The Standstill Agreement is contingent on the Company’s continuing efforts at improving operating margin consistent with economic conditions, repurchase of shares and paying a dividend as cash allows, staffing its board of directors with qualified board members and having a board of six members with five independent directors. While the Standstill Agreement is conditioned upon the Company making efforts, the Company is not obligated to take any of these actions.

The Standstill Agreement terminates upon the earliest to occur of (i) March 24, 2010, (ii) the date on which the Obrem Entities and their affiliates beneficially own less than 5% of the Company’s then-outstanding Common Stock, (iii) the material and uncured breach of any material provision of the Standstill Agreement by the Company, (iv) the acquisition of a majority of the outstanding shares of Common Stock by a person or group that is not affiliated with the Obrem Entities, (v) the entry by the Company into any merger, acquisition transaction or other business combination involving all or substantially all of the Company’s assets or properties or (vi) certain bankruptcy proceedings, a general assignment for the benefit of creditors, or the application for the appointment of, or the appointment of a trustee or other custodian for the

Company or all or substantially all of the Company’s property under any state or federal bankruptcy or insolvency law.

The foregoing descriptions of the Amendment and the Standstill Agreement are qualified in their entirety by reference to the Amendment and the Standstill Agreement, respectively, each of which is attached as an exhibit and is incorporated herein by reference.

Item 3.03	Material Modification to Rights of Security Holders.

The information included in Item 1.01 above regarding the Amendment is incorporated by reference herein. The Amendment to the Rights Agreement, specifying the terms of the Amendment, is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

4.1	First Amendment to Rights Agreement, dated as of March 23, 2009, between Micrel, Incorporated and Mellon Investor Services LLC, as Rights Agent, which includes the amended form of Right Certificate as Exhibit B (amending the Original Agreement, which was filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the SEC on March 28, 2008).

10.1	Standstill Agreement, dated as of March 19, 2009, between Micrel, Incorporated, Obrem Capital Offshore Master, LP and Obrem Capital (QP), LP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: March 24, 2009	MICREL, INCORPORATED

	By:	/s/ Clyde R. Wallin
	Name:	Clyde R. Wallin
	Title:	Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
4.1	First Amendment to Rights Agreement, dated as of March 23, 2009, between Micrel, Incorporated and Mellon Investor Services LLC, as Rights Agent, which includes the amended form of Right Certificate as Exhibit B (amending the Original Agreement, which was filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the SEC on March 28, 2008).

10.1	Standstill Agreement, dated as of March 19, 2009, between Micrel, Incorporated, Obrem Capital Offshore Master, LP and Obrem Capital (QP), LP.